UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

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Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 W. Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

Item 3.02    Unregistered Sale of Equity Securities

    On March 22, 2005, Wentworth Energy, Inc. ("Wentworth" or the "Company") completed a private placement of its common stock (the "Placement").  The Placement, which was conducted under the auspices of Section 506 of Regulation D and Regulation S, raised an aggregate of $31,000.  The Company sold 1,550,000 shares of its common stock, par value $0.002, at a price of $0.02 per share.  All funds received will be used as working capital and no commissions were payable as no brokers or underwriters were used in the Placement.

Item 8.01    Other Events

     On March 22, 2005,  the Company executed a Letter of Intent ("LOI") to acquire all of the issued and outstanding equity interests of Wentworth Oil & Gas, Inc., a Nevada corporation.  Under the terms of the LOI, which will be memorialized in a definitive acquisition agreement on or before April 15, 2005, the Company will issue one (1) share of common stock, par value $0.002, for each 2.5 shares of Wentworth Oil & Gas, Inc. common stock.  Upon completion of the acquisition transaction, Wentworth Oil & Gas, Inc. will become a wholly-owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005

WENTWORTH ENERGY, INC.

/s/ Gordon McDougall

     Gordon McDougall,

     Director